Exhibit 10.17

SEVENTH AMENDMENT TO AMENDED, RESTATED, AND CONSOLIDATED LICENSE AGREEMENT

This Seventh Amendment Seventh Amendment to the Amended, Restated and Consolidated License Agreement dated June 27, 2012 between The University of North Carolina at Chapel Hill (University) and LNHC, Inc. as successor-in-interest to Novan, Inc. (Licensee), as amended by the First Amendment to the Amended, Restated and Consolidated License Agreement dated November 30, 2012, and amended by the Second Amendment to the Amended, Restated and Consolidated License Agreement dated April 12, 2016, and amended by the Third Amendment to the Amended, Restated and Consolidated License Agreement dated November 1, 2018, and amended by the Fourth Amendment to the Amended, Restated and Consolidated License Agreement dated November 26, 2018 and amended by the Fifth Amendment to the Amended, Restated and Consolidated License Agreement dated November 9, 2021 and amended by the Sixth Amendment to the Amended, Restated and Consolidated License Agreement dated July 26, 2024 (hereinafter referred to collectively as the “Agreement”) is entered into as of March 12, 2025 (the “Seventh Amendment Effective Date”).

WHEREAS, the parties now wish to amend the Agreement to extend the date of the commercial sale milestone in Appendix D in consideration for a milestone extension fee(s); and

WHEREAS, the parties agree to be bound by the terms and conditions of the Agreement, as amended.

NOW THEREFORE, the parties agree as follows:

1. In consideration for this Seventh Amendment, Licensee shall pay University the following milestone extension fee(s):

●	$115,000 for extension of the first commercial sale milestone in Appendix D to June 30, 2025 (due within 15 days of the Seventh Amendment Effective Date).

●	$115,000 for further extension of the first commercial sale milestone in Appendix D to September 30, 2025 (due July 15, 2025, if first commercial sale of a Licensed Product does not occur by June 30, 2025, as described above).

2. Appendix D is deleted in the entirety and replaced with the attached Appendix D.

3. Capitalized terms used herein have the same meaning as was given them in the Agreement.

4. Facsimile signatures and signatures transmitted via pdf shall be treated as original signatures.

5. Other than as amended herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment to the Agreement, as indicated below.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL	LNHC, INC.
/s/ Jacqueline Quay,	/s/ Andrew Reardon
Jacqueline Quay
Director of Licensing and Innovation	NAME: Andrew Reardon
Support, OTC
TITLE: Secretary

DATE: March 14, 2025	DATE: March 12, 2025

APPENDIX D

MILESTONES

1.              Submission by LICENSEE, any AFFILIATE, or any SUBLICENSEE of the first IND application (or foreign equivalent thereof) with respect to a LICENSED PRODUCT by August 13, 2013. [COMPLETED]

2.              Initial administration of a LICENSED PRODUCT to a subject in a PHASE II CLINICAL TRIAL by August 31, 2016. [COMPLETED]

3.              Submission of an NDA or BLA (or foreign equivalent of either of the foregoing) by LICENSEE, any AFFILIATE, or any SUBLICENSEE concerning a LICENSED PRODUCT by August 31, 2023. [COMPLETED]

4.              First commercial sale of LICENSED PRODUCT by LICENSEE, any AFFILIATE, or any SUBLICENSEE by June 30, 2025, which may be extended to September 30, 2025, upon payment of an additional milestone fee as described in the Seventh Amendment.

Notwithstanding anything to the contrary in this Agreement, these milestones shall be deemed to be satisfied upon the first such achievement thereof with respect to any LICENSED PRODUCT. Such milestones may be satisfied by the achievement thereof by the same or different LICENCED PRODUCTS.